Exhibit 5.2

[GOWLINGS LETTERHEAD]

[GOWLINGS LOGO]

Suite 1400
700 - 2nd Street S.W.
Calgary, Alberta
Canada T2P 4V5
Telephone (403) 298-1000
www.gowlings.com

March 8, 2004

JED Oil Inc.
Suite 2600, 500 - 4th Avenue S.W.
Calgary, Alberta T2P 2V6

RE:    Registration Statement on Form S-1 dated February 13, 2004

Ladies and Gentlemen:

        We have acted as counsel to JED Oil Inc., an Alberta, Canada corporation (the "Company"), in connection with a registration statement on Form F-1 as amended (the "Registration Statement") to be filed with the United States Securities and Exchange Commission to register under the United States Securities Act of 1933, as amended: (a) 1,725,000 common shares in the capital stock of the Company ("Common Shares") to be offered in a proposed public offering, and (b) 7,600,000 Common Shares to be issued to the holders of the 7,600,000 issued and outstanding Series A Convertible Preferred Shares in the capital stock of the Company (the "Preferred Shares") under the Registration Statement upon the conversion by the holders of their Preferred Shares to Common Shares on a one for one basis, in accordance with the terms and conditions of the Preferred Shares.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of this opinion, including without limitation:

          (a)   the corporate records of the Company, including its Certificate of Incorporation and attached Articles of Incorporation and amendments thereto, by-laws and the minutes and resolutions of the Board of Directors and the shareholders of the Company, which we have assumed to be complete and up to date; and

          (b)   the Registration Statement, including the prospectus contained in the Registration Statement and the exhibits attached thereto.

        In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the veracity of the information contained therein. We have also assumed that the parties delivering the certificates have been duly appointed to the positions indicated and have the power, capacity and authority to certify the information contained therein and that the certificates referred to above, if dated earlier than the date hereof, continue to be accurate as of the date hereof. To the extent that any certificates upon which we have relied are based on any assumption, are given in reliance on any other certificate or other document or are made subject to any limitation, qualification or exception, our opinion given in reliance thereon is also based on such assumption, is given in reliance on such other certificate or other document and is subject to such limitation, qualification or exception.

        This opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

        On the basis of the forgoing, we are of the opinion that:

  1.
  The 1,725,000 Common Shares offered by the Company have been duly authorized and when paid for and issued pursuant to the terms of the Underwriting Agreement among the Company and Gilford Securities Limited will be legally issued, fully paid and non-assessable.

  2.
  The issued and outstanding 7,600,000 Preferred Shares have been duly authorized and are legally issued, fully paid and non-assessable.

  3.
  The 7,600,000 Common Shares which may issued upon the conversion of the Preferred Shares by the holders thereof have been duly authorized, reserved and set aside for issuance, and when issued upon the conversion of Preferred Shares in accordance with their terms shall be legally issued, fully paid and non-assessable.

        This opinion is given to the Company in connection with the Registration Statement and may not be relied upon for any other purpose or by any other person without our prior written consent. This letter is given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the caption "Legal Matters" in the Prospectus included therein.

Yours very truly,

GOWLING LAFLEUR HENDERSON LLP

/signed/"Gowling Lafleur Henderson LLP"